New Online Lottery Gaming Channel Partner Site Goes Live for NMLS

DUBLIN, June 9 /PRNewswire-FirstCall/ -- New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) (“NMLS”), the lottery content and systems provider, announced the live launch of its new online bingo and digital lottery game site ‘CelticBingo.com.’ The site is a partnership with The Irish Post newspaper in the UK and Rehab Lotteries, Ireland’s leading charity lottery organization. This is the first white label of the successful RehabBingo.com site to go live.

The partnership with The Irish Post is just the first in a series of new ‘channel’ opportunities for NMLS to extend the RehabBingo.com brand across the UK and Ireland and to significantly broaden the site’s user base. The RehabBingo.com site has enjoyed tremendous success to date with nearly euro 50,000,000 in prizes paid to players since launching in 2005. Funds raised from RehabBingo.com are used to support the charitable activities of the Rehab Group in Ireland & the UK.

The new site extends The Irish Post’s brand through the online bingo and digital lottery games. It allows their readers to participate in promotions and competitions both online through the RehabBingo.com site and in The Irish Post weekly UK newspaper.

Commenting on the launch NMLS CEO John Carson said, “‘CelticBingo.com’ is the first white label channel partner site to go live for NMLS and Rehab Lotteries and, as such, leads the way for a number of high profile Irish & UK brand channel partnerships scheduled for release throughout the balance of this year. These new partnerships will expose RehabBingo.com to a wider audience and enhance the success of this launch. As an added benefit, it also allows NMLS further investment in digital lottery game development for other projects being planned across Europe.”

Kieran Moloney, CEO of The Irish Post newspaper commented, “The launch of ‘CelticBingo.com’ has added another dimension to The Irish Post brand. It also allows us more interaction with our readers and the chance to bring them a unique new product. The site also provides The Irish Post with a new and dynamic revenue model.”

Enquiries:

New Media Lottery Services                                         (1) 540 437 1688
John Carson
www.nmlsinc.com

About New Media Lottery Services, Inc.:
New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) supplies lotteries with a white label lottery system, games and management support to develop new income streams from digital lottery product distribution, including the internet, mobile telephony, interactive television and digital vending. NMLS secures long-term contracts with lottery clients and shares in the net win from these partners.

About The Irish Post
The Irish Post is the ‘voice of the Irish in Britain’ and is the highest selling weekly newspaper for the Irish in Britain. Established in 1970 with a campaigning tradition, it has earned universal respect and become a trusted and highly regarded brand. It is a special-interest newspaper at the heart of a 691,000 strong community, while another 2.4 million second-generation Irish have strong cultural ties to Ireland. It is part of the Thomas Crosbie Media group of media titles.

About Rehab Lotteries Ltd:
Rehab Lotteries Ltd, based in Dublin, is a wholly owned subsidiary of the Rehab Group, Ireland's largest not for profit organization providing services to people with disabilities and those who are socially marginalized. The Rehab Group operates at 200 service centers throughout Ireland and the UK and provides its services to 60,000 people annually. For more information, visit http://www.rehab.ie/

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties.  Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” and similar expressions.  Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2008 and its quarterly report on Form 10-Q for the three months ended January 31, 2009 filed with the United States Securities and Exchange Commission and available at www.sec.gov.  The Company assumes no obligation to update any such forward-looking statements.

CONTACT:  John Carson of New Media Lottery Services, +1-540-437-1688